PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS EXHIBIT INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                            EXCLUSIVE LICENSE AGREEMENT

                                      BETWEEN

                    THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

                                        AND

                           BEN-ABRAHAM TECHNOLOGIES, INC.

                                        FOR

             SELECTED APPLICATIONS OF COATED NANOCRYSTALLINE PARTICLES

                                  CASE NO. 89-204

                                 TABLE OF CONTENTS


ARTICLE NO.    TITLE                                                  PAGE

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

1. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
2. GRANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
3. LICENSE ISSUE FEE . . . . . . . . . . . . . . . . . . . . . . . . .  8
4. ROYALTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
5. DUE DILIGENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
6. PROGRESS AND ROYALTY REPORTS. . . . . . . . . . . . . . . . . . . . 16
7. BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . 18
8. LIFE OF THE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . 18
9. TERMINATION BY THE REGENTS. . . . . . . . . . . . . . . . . . . . . 19
10. TERMINATION BY LICENSEE. . . . . . . . . . . . . . . . . . . . . . 20
11. DISPOSITION OF PATENT PRODUCTS ON HAND UPON TERMINATION. . . . . . 20
12. USE OF NAMES AND TRADEMARKS. . . . . . . . . . . . . . . . . . . . 21
13. LIMITED WARRANTY . . . . . . . . . . . . . . . . . . . . . . . . . 21
14. PATENT PROSECUTION AND MAINTENANCE . . . . . . . . . . . . . . . . 23
15. PATENT MARKING . . . . . . . . . . . . . . . . . . . . . . . . . . 25
16. PATENT INFRINGEMENT. . . . . . . . . . . . . . . . . . . . . . . . 25
17. INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . 27
18. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
19. ASSIGNABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
20. LATE PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
21. WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
22. FAILURE TO PERFORM . . . . . . . . . . . . . . . . . . . . . . . . 30
23. GOVERNING LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . 30
24. GOVERNMENT APPROVAL OR REGISTRATION. . . . . . . . . . . . . . . . 31
25. EXPORT CONTROL LAWS. . . . . . . . . . . . . . . . . . . . . . . . 31
26. FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . . 31
27. CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . 32
28. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . 33

UC Case No. 89-204

                            Exclusive License Agreement
                                        for
             Selected Applications of Coated Nanocrystalline Particles


     This license agreement ("Agreement") is effective this 18th day of June, 1997 by and between The Regents of the University of California ("The Regents"), a California corporation, having its statewide administrative offices at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550 and Ben-Abraham Technologies, Inc. ("Licensee"), a Wyoming corporation, having a principal place of business at 372 Bay Street, Suite 302, Toronto, Canada, M5H 2W9.

                                       RECITALS

     Whereas, certain inventions, characterized as "Applications of Coated Nanocrystalline Particles" ("Invention"), useful in the development of vaccine adjuvants, virus vaccine constructs, drug delivery systems, and a red blood cell surrogate, were made at the University of California, Los Angeles by Dr. Nir Kossovsky et al. and are claimed in Patent Rights defined below;

     Whereas, the Licensee is a "small entity" as defined in 37 C.F.R.
Section 1.9 and a "small-business concern" defined in 15 U.S.C. Section 632;

     Whereas, both parties recognize that royalties due under this Agreement will be paid on pending patent applications and issued patents;

     Whereas, Licensee requested certain rights from The Regents to commercialize the Invention; and

     Whereas, The Regents responded to the request of Licensee by granting the following rights to Licensee so that the products and other benefits derived from the Invention can be enjoyed by the general public.

The parties agree as follows:


                               1.  DEFINITIONS

     As used in this Agreement, the following terms will have the meaning set forth below:

      1.1 "Patent Rights" means all U.S. patents and patent applications and foreign patents and patent applications assigned to The Regents, and in the case of foreign patents and patent applications those requested under Paragraph 14.4 herein, including any reissues, extensions, substitutions, continuations, divisions, and continuations-in-part applications (only to the extent, however, that claims in the continuations-in-part applications are supported in the specification of the parent patent application) based on and including any subject matter claimed in or covered by the following:

     1.1a U.S. Patent No. 5,178,882 entitled "Viral Decoy Vaccine," issued January 12, 1993 by Dr. Nir Kossovsky et al., and assigned to The Regents;

     1.1b U.S. Patent No. 5,219,577 entitled "Biologically Active Composition Having a Nanocrystalline Core," issued June 15, 1993 by Dr. Nir Kossovsky et al., and assigned to The Regents;

     1.1c U.S. Patent No. 5,306,508 entitled "Red Blood Cell Surrogate," issued April 26, 1994 by Dr. Nir Kossovsky et al., and assigned to The Regents;

     1.1d U.S. Patent No. 5,334,394 entitled "Human Immunodeficiency Virus Decoy," issued August 2, 1994 by Dr. Nir Kossovsky et al., and assigned to The Regents;

     1.1e U.S. Patent No. 5,460,830 entitled "Biochemically Active Agents for Chemical Catalysis and Cell Receptor Activation," issued October 24, 1995 by Dr. Nir Kossovsky et al., and assigned to The Regents;

     1.1f U.S. Patent No. 5,460,831 entitled "Targeted Transfection Nanoparticles," issued October 24, 1995 by Dr. Nir Kossovsky et al., and assigned to The Regents;

     1.1 g U.S. Patent No. 5,462,750 entitled "Biologically Active Compositions Having a Nanocrystalline Core," issued October 31, 1995 by Dr. Nir Kossovsky et al., and assigned to The Regents;

     1.1h U.S. Patent No. 5,462,751 entitled "Biological and Pharmaceutical Agents Having a Nanomeric Biodegradable Core," issued October 31, 1995 by Dr. Nir Kossovsky et al., and assigned to The Regents; and

     1.1i U.S. Patent No. 5,464,634 entitled "Red Blood Cell Surrogate," issued November 7, 1995 by Dr. Nir Kossovsky et al., and assigned to The Regents.

      1.2    "Patent Products" means:

            i       any kit, composition of matter, material, or product;

            ii any kit, composition of matter, material, or product to be used in a manner requiring the performance of the Patent Method; or

            iii any kit, composition of matter, material, or product produced by the Patent Method;

to the extent that the manufacture, use, or sale of such kit, composition of matter, material, or product, in a particular country, would be covered by or infringe, but for the license granted to Licensee pursuant to this Agreement, an unexpired claim of a patent or pending claim of a patent application were it issued as a claim in a patent under Patent Rights in that country in which such patent has issued or application is pending. This definition of Patent Products also includes a service either used by Licensee or provided by Licensee to its customers when such service requires the practice of the Patent Method.

      1.3 "Patent Method" means any process or method covered by the claims of a patent application or patent within Patent Rights or the use or practice of which would constitute, in a particular country, but for the license granted to Licensee pursuant to this Agreement, an infringement of an unexpired claim of a patent or pending claim of a patent application were it issued as a claim in a patent within Patent Rights in that country in which the Patent Method is used or practiced.

      1.4 "Vaccine Adjuvant" means coated nanocrystalline particles used to improve, augment or potentiate the biological activity, and especially the immunogenicity, of a pharmaceutical preparation intended for the immunization of humans or other animals against diseases.

      1.5 "Virus Vaccine Construct" means nanocrystalline particles coated with viral antigens intended for use in the immunization of humans against HIV, Epstein Barr virus, or herpes virus infections.

      1.6 "Drug Delivery System" means coated nanocrystalline particles used in pharmaceutical preparations to facilitate the therapeutic delivery of 5-fluorouracil, taxol, or insulin in humans.

      1.7 "Red Blood Cell Surrogate" means coated nanocrystalline particles used to serve as a substitute for human or animal red blood cells.

      1.8 "Field" means vaccine Adjuvant, Virus Vaccine Construct, Drug Delivery System and Red Blood Cell Surrogate.

      1.9 "Excluded Field" means any application or use of coated nanocrystalline particles in pharmaceutical preparations intended for use in human or animal contraception, human or animal diagnostic application, human or animal antibiotic therapy, or human or animal hormone therapy and any other field of use not expressly included in Paragraphs 1.4, 1.5, 1.6 and 1.7, above.

      1.10 "Net Sales" means the gross invoice prices from the sale of Patent Products by Licensee, an Affiliate, a Joint Venture, or a sublicensee to independent third parties for cash or other forms of consideration in accordance with generally accepted accounting principles limited to the following deductions (if not already deducted from the gross invoice price and at rates customary within the industry): (a) allowances (actually paid and limited to rejections, returns, and prompt payment and volume discounts granted to customers of Patent Products, whether in cash or Patent Products in lieu of cash); (b) freight, transport packing, insurance charges associated with transportation; and (c) taxes, tariffs or import/export duties based on sales when included in gross sales, but not value-added taxes or taxes assessed on income derived from such sales. Where Licensee distributes Patent Products for end use to itself, an Affiliate, a Joint Venture, or a sublicensee, then such distribution will be considered a sale at the price normally charged to independent third parties, and The Regents will be entitled to collect a royalty on such sale in accordance with Article 4 (Royalties).

      1.11 "Affiliate(s)" of Licensee means any entity which, directly or indirectly, controls Licensee, is controlled by Licensee, or is under common control with Licensee ("control" for these purposes being defined as the actual, present capacity to elect a majority of the directors of such affiliate, or if not, the capacity to elect the members that control forty percent (40%) of the outstanding stock or other voting rights entitled to elect directors) provided, however, that in any country where the local law will not permit foreign equity participation of a majority, then an

"Affiliate" will include any company in which Licensee will own or control, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by local law. Each reference to Licensee herein will be meant to include its Affiliates.

      1.12 "Joint Venture" means any separate entity established pursuant to an agreement between a third party and Licensee to constitute a vehicle for a joint venture, in which the separate entity manufactures, uses, purchases, sells, or acquires Patent Products from Licensee. Each reference to Licensee herein will be meant to include its Joint Venture(s).

                               2.  GRANT

      2.1 Subject to the limitations set forth in this Agreement, The Regents hereby grants to Licensee exclusive licenses under Patent Rights to make, use, sell, offer for sale, and import Patent Products in the Field and to practice the Patent Method in the Field.

      2.2 The licenses granted hereunder expressly prohibit the right to make, use, sell, offer for sale, and import Patent Products in the Excluded Field and to practice the Patent Method in the Excluded Field.

      2.3 The manufacture of Patent Products in the Field and the practice of the Patent Method in the Field will be subject to applicable government importation laws and regulations of a particular country on Patent Products made outside the particular country in which such Patent Products are used or sold.

      2.4 The Regents also grants to Licensee the right to issue sublicenses to third parties to make, use, sell, offer for sale, and import Patent Products in the Field and to practice the Patent Method in the Field, provided Licensee retains current exclusive rights thereto under this Agreement. If the exclusive licenses granted to Licensee in any Field are reduced to nonexclu-sive licenses for any reason, then Licensee will be entitled to retain any sublicenses in that Field granted by Licensee prior to the date on which the reduction to nonexclusive licenses became effective. Licensee, however, is prohibited from granting any additional sublicenses in the Field in which the exclusive licenses were reduced to non-exclusive licenses. To the extent applicable, such sublicenses will include all of the rights of and obligations due to The Regents that are contained in this Agreement including payment to The Regents of royalties at the rates provided for in Article 4 (Royalties).

      2.5 Licensee will notify The Regents of each sublicense granted hereunder and provide The Regents with a copy of each sublicense. Licensee will collect and pay all fees and royalties due The Regents as set forth in Paragraphs 3.1 and 4.1 below (and guarantee all such payments due from sublicensees). Licensee will require sublicensees to provide it with progress and royalty reports in accordance with the provisions herein, and Licensee will collect and deliver to The Regents all such reports due from sublicensees.

      2.6 Upon termination of this Agreement for any reason, The Regents, at its sole discretion, will determine whether any or all sublicenses will be assigned to The Regents, except that The Regents will not be bound by any duties or obligations contained in any sublicenses that extend beyond the duties and obligations contained in this Agreement.

      2.7 Nothing in this Agreement will be deemed to limit the right of The Regents to publish any and all technical data resulting from any research performed by The Regents relating to the Invention and to make and use the Invention, Patent Product(s), Patent Method(s), and associated technology solely for educational and research purposes and for purposes not covered by this Agreement.

                             3.  LICENSE ISSUE FEE

      3.1 As partial consideration for all the rights and licenses granted to Licensee, Licensee will pay to The Regents a license issue fee of _________ Dollars ($________) according to the following schedule:

      3.1a Dollars ($________) within 30 days after execution of this Agreement;

      3.1b Dollars ($________) on or before the first anniversary of the effective date of this Agreement;

      3.1c Dollars ($________) on or before the second anniversary of the effective date of this Agreement; and

      3.1d Dollars ($________) on or before the third anniversary of the effective date of this Agreement.


            [Portions of this Section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange
            Act of 1934, as amended. A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

      3.2 The fees set forth in Paragraph 3.1 above are non-refundable, non-creditable, and not an advance against royalties.

                               4.  ROYALTIES

      4.1 As further consideration for all the rights and licenses granted to Licensee, Licensee and its sublicensees will pay to The Regents an earned royalty at the rate of four percent (4%) based on the Net Sales of Patent Products. If, however, Licensee has granted both the right to manufacture and sell a Vaccine Adjuvant to a party that also manufactures and sells a pharmaceutical product that is combined with the Vaccine Adjuvant, then Licensee may exchange the royalty rate paid to The Regents specified above for a royalty rate of two percent (2%) based on the Net Sales of the pharmaceutical product that contains the Vaccine Adjuvant.

      4.2 Paragraphs 1.1, 1.2 and 1.3 define Patent Rights, Patent Products, and Patent Method so that royalties will be payable on Patent Products and Patent Method covered by both pending patent applications and issued patents. Earned royalties will accrue in each country for the duration of Patent Rights in that country and will be payable to The Regents when Patent Products are invoiced, or if not invoiced, when delivered to a third party or to itself, an Affiliate, Joint Venture, or sublicensee in the case where such delivery of the Patent Products to Licensee, an Affiliate, Joint Venture, or sublicensee is intended for end use or for purposes other than clinical trials.

      4.3 Royalties accruing to The Regents will be paid to The Regents quarterly on or before the following dates of each calendar year:

                 February 28 for the calendar quarter ending December 31

                 May 31 for the calendar quarter ending March 31

                 August 31 for the calendar quarter ending June 30

                 November 30 for the calendar quarter ending September 30

      4.4 Each such payment will be for royalties which accrued up to the most recently completed calendar quarter of Licensee.

      4.5 Beginning in the year ____, Licensee will pay to The Regents a minimum annual royalty in the amounts and at the times set forth below:

                 ____    -    $________

                 ____    -    $________

                 ____    -    $________

                 ____    -    $________

                 ____    -    $________

[Portions of this Section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

In each succeeding calendar year after the year 2007, Licensee will pay a minimum annual royalty of One Million Five Hundred Thousand Dollars ($1,500,000) and thereafter for the life of this Agreement. This minimum annual royalty will be paid to The Regents by February 28 of the year following accrual of the royalties and will be credited against the earned royalty due and owing for the calendar year in which the minimum payment was made.

      4.6 All monies due The Regents will be payable in United States funds collectible at par in San Francisco, California. When Patent Products are sold for monies other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which such Patent Products were sold and then converted into equivalent United States funds. The exchange rate will be that rate quoted in the Wall Street Journal on the last business day of the reporting period.

      4.7 Earned royalties on sales of Patent Products occurring in any country outside the United States will not be reduced by any taxes, fees, or other charges imposed by the government of such country except those taxes, fees, and charges allowed under the provisions of Paragraph 1.10 (Net Sales). Licensee will also be responsible for all bank transfer charges.

      4.8 Notwithstanding the provisions of Article 26 (Force Majeure), if at any time legal restrictions prevent prompt remittance of part or all royalties owed to The Regents by Licensee with respect to any country where a Patent Product is sold or distributed, Licensee will convert the amount owed to The Regents into United States funds and will pay The Regents directly from another source of funds for the amount impounded.

      4.9 In the event that any patent or any claim thereof included within the Patent Rights is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based on such patent or claim or any claim patentably indistinct therefrom will cease as of the date of such final decision. Licensee will not, however, be relieved from paying any royalties that accrued before such decision or that are based on another patent or claim that has not expired or that is not involved in such decision.

                               5.  DUE DILIGENCE

      5.1 The Licensee, upon execution of this Agreement, shall diligently proceed with the development, manufacture, and sale of Patent Products and shall earnestly and diligently market the same within a reasonable time after execution of this Agreement and in quantities sufficient to meet the market demands therefor.

      5.2 Licensee will be entitled to exercise prudent and reasonable business judgment in the manner in which it meets its due diligence obligations hereunder. In no case, however, will Licensee be relieved of its obligations to meet the due diligence provisions of this Article 5 (Due Diligence).

      5.3 The Licensee will obtain all necessary governmental approvals in each country that Patent Products are manufactured, used, and sold.

      5.4 Licensee will have available not less than $________ million per year for development and commercialization of Patent Products for the first three years that this Agreement is in effect and $________ million for every year thereafter until a Patent Product is introduced to the market. [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE OF 1934, AS AMENDED. A

COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      5.5 Licensee will not knowingly hire any person into a management or decision-making position who has been convicted or is under investigation by any governmental entity in the United States or Canada for fraud in association with the trading of securities. Licensee must diligently investigate the background of all potential management hirees before hiring any person into a management or decision-making position to determine if the person has been under investigation in the United States or Canada for fraud in association with the trading of securities.

      5.6 Within 6 months of the effective date of this Agreement, Licensee will acquire (by purchase, construction, rental, lease, or other means) the necessary laboratory, pilot plant, and supporting area space necessary for carrying out the projects specified in Paragraph 5.9. Within 18 months of the effective date of this Agreement, Licensee will acquire (by purchase, construction, rental, lease, or other means) the necessary laboratory, manufacturing, and supporting area space to manufacture the Patent Products specified in Paragraph 5.9 under good manufacturing practice conditions. The majority of research and development work, including animal, toxicity and product development work, will be conducted in facilities acquired (purchased, constructed, rented or leased) by Licensee.

      5.7 Licensee must hire the following key employees by the designated dates:

            [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE
            ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      5.8 In the hiring of key employees designated in Paragraph 5.7 above, Licensee will use the criteria set forth below to select and hire qualified candidates.

            [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE
            ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


      5.9   Licensee must perform the following in the designated Fields:

                           5.9a  Vaccine Adjuvant Project

            [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE
            ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      5.9b  Epstein Barr Vaccine Project

            [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE
            ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                               5.9c Herpes 2 Vaccine Project

            [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE
            ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                             5.9d  HIV Vaccine Project

            [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE
            ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                               5.9e  Oral Insulin Project

            [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE
            ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                            5.9f  Taxol Delivery Project

            [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE
            ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                                5.9g  5-Fluorouracil

            [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE
            ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      5.10 [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      5.11 The Regents shall have the right and option to terminate this Agreement or reduce Licensee's exclusive licenses to non-exclusive licenses in accordance with Paragraph 5.12 below, if any of the provisions of this Article 5 have not been met by Licensee. The exercise of this right and option by The Regents supersedes the rights granted in Article 2 (Grant).

      5.12 To exercise either the right to terminate this Agreement or reduce the exclusive licenses granted to Licensee to non-exclusive licenses for lack of diligence required in this Article 5, The Regents will give Licensee written notice of the deficiency. Licensee thereafter has 60 (sixty) days to cure the deficiency. These notices will be subject to Article 18 (Notices).

                               6.  PROGRESS AND ROYALTY REPORTS

      6.1 Beginning August 31, 1997 and semi-annually thereafter, Licensee will submit to The Regents a progress report covering activities by Licensee related to developing and testing all Patent Products and obtaining governmental approvals necessary for marketing them. These progress reports will be provided to The Regents to cover the progress of the research and development of the Patent Products until their first commercial sale in the United States.

      6.2 The progress reports submitted under Paragraph 6.1 will include, but not be limited to, the following topics so that The Regents may be able to determine the progress of the development of Patent Products and may also be able to determine whether or not Licensee has met its diligence obligations set forth in Article 5 (Due Diligence) above:

      6.2a  summary of work completed

      6.2b  key scientific discoveries

      6.2c  summary of work in progress

      6.2d  current schedule of anticipated events or milestones

      6.2e  market introduction date of Patent Products

      6.2f raise the dollar amount to satisfy the diligence provisions specified in Paragraph 5.4

      6.2g  activities of sublicensees and strategic partners.

      6.3 Licensee will also report to The Regents in its immediately subsequent progress and royalty report the date of first commercial sale of a Patent Product(s) in each country.

      6.4 After the first commercial sale of a Patent Product, Licensee will provide The Regents with quarterly royalty reports to The Regents on or before each February 28, May 31, August 31, and November 30 of each year. Each such royalty report will cover the most recently completed calendar quarter of Licensee (October through December, January through March, April through June, and July through September) and will show:

      6.4a the gross sales and Net Sales of Patent Products sold by Licensee and reported to Licensee as sold by its sublicensees during the most recently completed calendar quarter;

      6.4b the number of Patent Products sold or distributed by Licensee and reported to Licensee as sold or distributed by its sublicensees;

      6.4c the royalties, in U.S. dollars, payable hereunder with respect to Net Sales; and

      6.4d   the exchange rates used, if any.

      6.5 If no sales of Patent Products have been made during any reporting period after the first commercial sale of a Patent Product, then a statement to this effect is required.

                               7.  BOOKS AND RECORDS

      7.1 Licensee will keep books and records accurately showing all Patent Products manufactured, used, and/or sold under the terms of this Agreement. Such books and records will be preserved for at least five years after the date of the royalty payment to which they pertain and will be open to inspection by representatives or agents of The Regents upon request and at reasonable times to determine the accuracy of the books and records and to determine compliance by Licensee with the terms of this Agreement.

      7.2 The fees and expenses of representatives of The Regents performing such an examination will be borne by The Regents. However, if an error in royalties of more than five percent (5%) of the total royalties due for any year is discovered, then the fees and expenses of these representatives will be borne by Licensee.

                               8.  LIFE OF THE AGREEMENT

      8.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the effective date recited on page one and will remain in effect for the life of the last-to-expire patent licensed under this Agreement, or until the last patent application licensed under this Agreement is abandoned.

      8.2 Any termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

            Article 7           Books and Records
            Article 11          Disposition of Patent Products on Hand Upon
                                Termination
            Article 12          Use of Names and Trademarks
            Paragraph 14.6      Patent Prosecution and Maintenance
            Article 17          Indemnification
            Article 22          Failure to Perform
            Article 27          Confidentiality

                               9.  TERMINATION BY THE REGENTS

      9.1 If Licensee should violate or fail to perform any term or covenant of this Agreement, then The Regents may give written notice of such default ("Notice of Default") to Licensee. If Licensee should fail to repair such default within sixty (60) days after the date such notice takes effect, The Regents will have the right to terminate this Agreement and the licenses herein by a second written notice ("Notice of Termination") to Licensee. If a Notice of Termination is sent to Licensee, this Agreement will automatically terminate on the date such notice takes effect. Such termination will not relieve Licensee of its obligation to pay any royalty or license fees owing at the time of such termination and will not impair any accrued right of The Regents. These notices will be subject to Article 18 (Notices).

                               10. TERMINATION BY LICENSEE

      10. Licensee will have the right at any time to terminate this Agreement in whole or as to any portion of Patent Rights by giving notice in writing to The Regents. Such Notice of Termination will be subject to Article 18 (Notices) and termination of this Agreement will be effective sixty (60) days after the effective date thereof. Licensee's right to terminate any portion of the Patent Rights under this Agreement in accordance with the foregoing notice requirements shall include the right to abandon a specified project within a Field without affecting Licensee's rights and obligations under this Agreement with respect to other specified projects within that Field or another Field.

      10.2 Any termination pursuant to the above Paragraph will not relieve Licensee of any obligation or liability accrued hereunder prior to such termination or rescind anything done by Licensee or any payments made to The Regents hereunder prior to the time such termination becomes effective, and such termination will not affect in any manner any rights of The Regents arising under this Agreement prior to such termination.

      11.   Disposition of Patent Products on Hand Upon Termination

      11.1 Upon termination of this Agreement, Licensee will have the privilege of disposing of all previously made or partially made Patent Products, but no more, within a period of one hundred twenty (120) days, provided, however, that the sale of such Patent Products will be subject to the terms of this Agreement including, but not limited to, the payment of royalties based on the Net Sales of Patent Products at the rates and at the times provided herein and the rendering of reports in connection therewith.

                               12. USE OF NAMES AND TRADEMARKS

      12.1 Nothing contained in this Agreement will be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto by the other (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use by Licensee of the name "The Regents of the University of California" or the name of any campus of the University of California for use in advertising, publicity, or other promotional activities is expressly prohibited.

      12.2 It is understood that The Regents will be free to release to the inventors and senior administrative officials employed by The Regents the terms of this Agreement upon their request. If such release is made, The Regents will request that such terms will be kept in confidence in accordance with the provisions of Article 27 (Confidentiality) and not be disclosed to others. It is further understood that should a third party inquire whether a license to Patent Rights is available, The Regents may disclose the existence of this Agreement and the extent of the grant in Article 2 (Grant) to such third party, but will not disclose the name of Licensee, except where The Regents is required to release such information under either the California Public Records Act or other applicable law.

                               13. LIMITED WARRANTY

      13.1 The Regents warrants to Licensee that it owns the Patent Rights that are the subject of this license and that it has the lawful right to grant this license.

      13.2 The Regents agrees that it will inform Licensee in writing if The Regents, as represented by the actual knowledge of the Licensing Associate responsible for administration of this Agreement, receives notice or otherwise becomes aware of any claims, actions, suits or other proceedings directly involving the Patent Rights in the Fields that are the subject of this Agreement or The Regents' lawful right to grant the licenses contained in this Agreement.

      13.3 This license and the associated Invention, Patent Rights, Patent Method, and Patent Products are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE INVENTION, PATENT PRODUCTS, OR PATENT METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

      13.4 IN NO EVENT WILL THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION, PATENT RIGHTS, PATENT METHOD, OR PATENT PRODUCTS.

      13.5  Nothing in this Agreement will be construed as:

            13.5a a warranty or representation by The Regents as to the validity, enforceability, or scope of any Patent Rights; or

            13.5b a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

            13.5c an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in
                    Article 16 (Patent Infringement); or

            13.5d conferring by implication, estoppel, or otherwise any license or rights under any patents of The Regents other than Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Patent Rights; or

            13.5e an obligation to furnish any know-how not provided in Patent Rights or Patent Products.

                               14. PATENT PROSECUTION AND MAINTENANCE

      14.1 The Regents will diligently prosecute and maintain the United States and foreign patents comprising Patent Rights using counsel of its choice. The Regents will promptly provide Licensee with copies of all relevant documentation so that Licensee may be currently and promptly informed and apprised of the continuing prosecution, and may comment upon such documentation sufficiently in advance of any initial deadline for filing a response, provided, however, that if Licensee has not commented upon such documentation prior to the initial deadline for filing a response with the relevant government patent office or The Regents must act to preserve Patent Rights, The Regents will be free to respond appropriately without consideration of comments by Licensee, if any. Both parties hereto will keep this documentation in confidence in accordance with the provisions of Article 27 (Confidentiality) herein. Counsel for The Regents will take instructions only from The Regents.

      14.2 The Regents will use all reasonable efforts to amend any patent application to include claims requested by Licensee and required to protect the Patent Products contemplated to be sold or Patent Method to be practiced under this Agreement.

      14.3 The Regents and Licensee will cooperate in applying for an extension of the term of any patent included within Patent Rights, if appropriate, under the Drug Price Competition and Patent Term Restoration Act of 1984. Licensee will prepare all such documents, and The

Regents will execute such documents and will take such additional action as Licensee may reasonably request in connection therewith.

      14.4 The Regents will, at the request of Licensee, file, prosecute, and maintain patent applications and patents covered by Patent Rights in foreign countries if available. Within nine months of the filing of the corresponding United States patent application, Licensee must request that The Regents file any foreign counterpart patent applications of interest to Licensee. This notice concerning foreign filing must be in writing and must identify the countries desired. The absence of such a notice from Licensee to The Regents within the nine (9) month period will be considered an election by Licensee not to request The Regents to secure foreign patent rights on behalf of Licensee. The Regents will have the right to file patent applications at its own expense in any country Licensee has not included in its list of desired countries, and such applications and resultant patents, if any, will not be included in the licenses granted under this Agreement.

      14.5 All past, present and future costs of preparing, filing, prosecuting and maintaining all United States and foreign patent applications and all costs and fees relating to the preparation and filing of patents covered by Patent Rights in Paragraph 1.1 will be borne by Licensee. This includes patent preparation and prosecution costs for the Patent Rights incurred by The Regents prior to the execution of this Agreement. Any outstanding costs incurred by The Regents and not already reimbursed by Licensee will be due upon execution of this Agreement and will be paid at the time that the license issue fee is paid. Licensee will reimburse The Regents for all other costs and charges within thirty (30) days following receipt of an itemized invoice from The Regents for same. The costs of all interferences and oppositions will be considered prosecution expenses and also will be borne by Licensee. Notwithstanding the foregoing, if The Regents grants a license under the Patent Rights to a licensee other than the Licensee, all patent costs associated with the patents and applications which are the subject of such license agreement will be allocated by The Regents appropriately between Licensee and such licensee.

      14.6 The obligation of Licensee to underwrite and to pay patent preparation, filing, prosecution, maintenance, and related costs will continue for costs incurred until three months after receipt by either party of a Notice of Termination. Licensee will reimburse The Regents for all patent costs incurred during the term of the Agreement and for three (3) months thereafter whether or not invoices for such costs are received during the three (3) month period after receipt of a Notice of Termination. Licensee may, with respect to any particular patent application or patent, terminate its obligations to the patent application or patent in any or all designated countries upon three (3) months' written notice to The Regents. The Regents may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense, provided, however, that Licensee will have no further right or licenses thereunder.

      14.7 Licensee will notify The Regents of any change of its status as a small entity (as defined by the United States Patent and Trademark Office) and of the first sublicense granted to an entity that does not qualify as a small entity as defined therein.

                               15. PATENT MARKING

      15.1 Licensee will mark all Patent Products made, used, or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

                               16. PATENT INFRINGEMENT

      16.1 In the event that Licensee learns of the substantial infringement of any patent licensed under this Agreement, Licensee will call the attention of The Regents thereto in writing and will provide The Regents with reasonable evidence of such infringement.
Both parties to this Agreement acknowledge that during the period and in a jurisdiction where Licensee has exclusive rights under this Agreement, neither will notify a third party of the infringement of any of Patent Rights without first obtaining consent of the other party, which consent will not be unreasonably withheld. Both parties will use their best efforts in cooperation with each other to terminate such infringement without litigation.

      16.2 Licensee may request that The Regents take legal action against the infringement of Patent Rights. Such request must be made in writing and must include reasonable evidence of such infringement and damages to Licensee. If the infringing activity has not been abated within ninety (90) days following the effective date of such request, The Regents will have the right to elect to:

     16.2a  commence suit on its own account; or

     16.2b refuse to participate in such suit and The Regents will give notice of its election in writing to Licensee by the end of the 100th day after receiving notice of such request from Licensee. Licensee may thereafter bring suit for patent infringement if and only if The Regents elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where Licensee had exclusive rights under this Agreement. However, in the event Licensee elects to bring suit in accordance with this Paragraph, The Regents may thereafter join such suit at its own expense.

      16.3 Such legal action as is decided upon will be at the expense of the party on account of whom suit is brought and all recoveries recovered thereby will belong to such party, provided, however, that legal action brought jointly by The Regents and Licensee and participated in by both will be at the joint expense of the parties and all recoveries will be allocated in the following order: a) to each party reimbursement in equal amounts of the attorney's costs, fees, and other related expenses to the extent each party paid for such costs, fees, and expenses until all such costs, fees, and expenses are consumed for each party; and b) any remaining amount shared jointly by them in proportion to the share of expenses paid by each party.

      16.4 Each party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation will be controlled by the party bringing the suit, except that The Regents may be represented by counsel of its choice in any suit brought by Licensee.

                                 17. INDEMNIFICATION

      17.1 Licensee will (and require its sublicensees to) indemnify, hold harmless, and defend The Regents, its officers, employees, and agents; the sponsors of the research that led to the Invention; the inventors of any invention covered by patents or patent applications in Patent Rights (including the Patent Products and Patent Method contemplated thereunder) and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense. This indemnification will include, but will not be limited to, any product liability.

      17.2 Licensee, at its sole cost and expense, will insure its activities in connection with the work under this Agreement and obtain, keep in force, and maintain insurance as follows (or an equivalent program of self insurance):

      17.3 Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

     Each Occurrence ............................................... $5,000,000
     Products/Completed Operations Aggregate ....................... $5,000,000
     Personal and Advertising Injury ............................... $5,000,000
     General Aggregate (commercial form only)....................... $5,000,000

It should be expressly understood, however, that the coverages and limits referred to under the above will not in any way limit the liability of Licensee. Licensee will furnish The Regents with certificates of insurance evidencing compliance with all requirements. Such certificates will:

     17.3a Provide for thirty (30) days' advance written notice to The Regents of any modification;

     17.3b Indicate that The Regents has been endorsed as an additional Insured under the coverages referred to under the above; and

     17.3c Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by The Regents.

      17.4 The Regents will promptly notify Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article 17 (Indemnification). Licensee will keep The Regents informed on a current basis of its defense of any claims pursuant to this Article 17 (Indemnification).

                                   18. NOTICES

      18.1 Any notice or payment required to be given to either party will be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or to another address as it may designate by written notice given to the other party.

In the case of Licensee:             Ben-Abraham Technologies, Inc.
                                     Suite 302, 372 Bay Street
                                     Toronto, Canada, M5H 2W9
                                     Telephone:  (416) 364-9279
                                     Facsimile:  (416) 364-6725
                                     Attention:  Dr. Claus G. J. Wagner-Bartak

In the case of The Regents:          THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
                                     Harbor Bay Parkway, Suite 150
                                     Alameda, California 94502
                                     Tel:  (510) 748-6600
                                     Fax:  (510) 748-6639
                                     Attention:  Executive Director;
                                     Research Administration and
                                     Technology Transfer
                                     Referring to: U.C. Case No. 89-204

                               19. ASSIGNABILITY

      19.1 This Agreement is binding upon and will inure to the benefit of The Regents, its successors and assigns, but will be personal to Licensee and assignable by Licensee only with the written consent and at the sole discretion of The Regents.

                               20. LATE PAYMENTS

      20.1 In the event royalty payments, fees, or patent prosecution costs are not received by The Regents when due, Licensee will pay to The Regents interest charges at a rate of ten percent (10%) simple interest per annum. Such interest will be calculated from the date payment was due until actually received by The Regents. Acceptance by The Regents of any late payment interest from Licensee under this Paragraph 20.1 will in no way affect the provision of Article 21 (Waiver) herein.

                                    21. WAIVER

      21.1 It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth will be deemed a waiver as to any subsequent and/or similar breach or default.

                               22. FAILURE TO PERFORM

      22.1 In the event of a failure of performance due under the terms of this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then such legal action will take place in San Francisco, California and the prevailing party will be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

                                 23. GOVERNING LAWS

      23.1 THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of such patent or patent application.

                        24. GOVERNMENT APPROVAL OR REGISTRATION

      24.1 If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee will assume all legal obligations to do so. Licensee will notify The Regents if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval require-ment. Licensee will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.


                               25. EXPORT CONTROL LAWS

      25.1 Licensee will observe all applicable United States and foreign laws with respect to the transfer of Patent Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

                                 26. FORCE MAJEURE

      26.1 The parties to this Agreement will be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any acts of God, catastrophes, or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lock-outs, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. However, any party to this Agreement will have the right to terminate this Agreement upon thirty (30) days' prior written notice if either party is unable to fulfill its obligations under this Agreement due to any of the causes mentioned above and such inability continues for a period of one year. Notices will be subject to Article 18 (Notices).

                                 27. CONFIDENTIALITY

Licensee and The Regents respectively will treat and maintain the proprietary business, patent prosecution, software, engineering drawings, process and technical information, and other proprietary information ("Proprietary Information") of the other party in confidence using at least the same degree of care as that party uses to protect its own proprietary information of a like nature for a period from the date of disclosure until five years after the date of termination of this Agreement. This confidentiality obligation will apply to the information defined as "Data" under the Secrecy Agreement, and such Data will be treated as Proprietary Information hereunder.

      27.1 All Proprietary Information will be labeled or marked confidential or as otherwise similarly appropriate by the disclosing party, or if the Proprietary Information is orally disclosed, it will be reduced to writing or some other physically tangible form, marked and labeled as set forth above by the disclosing party, and delivered to the receiving party within thirty (30) days after the oral disclosure as a record of the disclosure and the confidential nature thereof. Notwithstanding the foregoing, Licensee and The Regents may use and disclose Proprietary Information to its employees, agents, consultants, contractors, and, in the case of Licensee, its sublicensees, provided that any such parties are bound by a like duty of confidentiality.

      27.2 Nothing contained herein will in any way restrict or impair the right of Licensee or The Regents to use, disclose, or otherwise deal with any Proprietary Information:

      27.3a that recipient can demonstrate by written records was previously known to it;

      27.3b that is now, or becomes in the future, public knowledge other than through acts or omissions of recipient;

      27.3c that is lawfully obtained without restrictions by recipient from sources independent of the disclosing party;

      27.3d that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency;

      27.3e that is furnished to a third party by the recipient with similar confidentiality restrictions imposed on such third party, as evidenced in writing; or

      27.3f that The Regents is required to disclose pursuant to the California
            Public Records Act or other applicable law.

      27.3 Upon termination of this Agreement, Licensee and The Regents will destroy or return to the disclosing party proprietary information received from the other in its possession within fifteen (15) days following the effective date of termination. Licensee and The Regents will provide each other, within thirty (30) days following termination, with a written notice that Proprietary Information has been returned or destroyed. Each party may, however, retain one copy of Proprietary Information for archival purposes in non-working files.

                                   28. MISCELLANEOUS

      28.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      28.2 This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it will be effective as of the date recited on page one.

      28.3 No amendment or modification hereof will be valid or binding upon the parties unless made in writing and signed on behalf of each party.

      28.4 This Agreement embodies the entire understanding of the parties and will supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

      28.5 In case any of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, but this Agreement will be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

     The Regents and Licensee execute this Agreement in duplicate originals by their respective, authorized officers on the date indicated.


 Ben-Abraham Technologies, Inc.          The Regents of the University of
                                         California

 By /s/ Dr. Avi Ben-Abraham              By  /s/ Terence A. Feuerborn
    -----------------------                  ------------------------
         (Signature)                               (Signature)

 Name: Dr. Avi Ben-Abraham               Name:  Terence A. Feuerborn
       -------------------
         (Please Print)

 Title:  Chairman & CEO                  Title: Executive Director
         --------------                         Research Administration and
                                                Technology Transfer

Date May 30th 1977                      Date    --------------------
----------------------------------